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                                                                  EXHIBIT 99(a)

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


The Board of Directors
State First Financial Corporation:


    We have audited the consolidated statements of income, stockholders' equity, and cash flows of State First Financial Corporation and subsidiaries for the year ended December 31, 1993, (not presented separately herein). These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of State First Financial Corporation and subsidiaries for the year ended December 31, 1993, in conformity with generally accepted accounting principles.


                                                   /s/KPMG Peat Marwick LLP

Little Rock, Arkansas
January 28, 1994